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10.1 Form of Concession Contract ...............................................

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                                                                    EXHIBIT 10.1


COC No. CONCESSION AGREEMENT FOR THE DEVELOPMENT OF THE PUBLIC WATER SUPPLY AND WASTEWATER REMOVAL SYSTEM MADE BETWEEN COMPANHIA DE SANEAMENTO DO PARANA, SANEPAR, AND THE CITY OF ________, STATE OF PARANA, AS GIVEN BELOW:

On this date, the party of the first part, the CITY OF ___________, represented by its Mayor, ________, duly authorized by Law, and the party of the second part, COMPANHIA DE SANEAMENTO DO PARANA - SANEPAR, represented herein by its General Director, _______, and his Director of Operations, appear for the purpose of signing this Concession Agreement, with the right of sole succession, which will be governed by Federal Law No. 9074 of 07/07095 and by the following Clauses and conditions:

CLAUSE ONE. SUBJECT

Companhia de Saneamento do Parana -- SANEPAR is awarded by the City of _______, with the right of sole succession, the operation of the basic public sanitary systems of water and wastewater removal, including the production of the water to be supplied, distribution, operation, conservation, maintenance, collection and the removal of wastewater.

SOLE PARAGRAPH. For the purposes of this Agreement, the following parties are designated: (a) GRANTOR; the CITY OF _________; and the GRANTEE: COMPANHIA DE SANEAMENTO DO PARANA - SANEPAR.

CLAUSE TWO. AREA OF OPERATION AND TERM

The GRANTEE will perform the services that are the subject of this Agreement within the territorial area of the GRANTOR, and the term of the concession, by succession of the City of _______, will be until _________.

CLAUSE THREE. THE MANNER, FORM AND CONDITIONS OF THE PROVISION OF SERVICE

In order to perform the obligations accepted under this Agreement, the GRANTEE must, solely, directly, or by contracting a company specializing in sanitary engineering: (a) study, plan and execute projects relating to the construction, expansion or remodeling of the public potable water supply and municipal sewage systems; (b) act as the coordinator, the executor or the overseer of the execution of the agreements entered into with the City and Federal or State agencies for the purposes of item "a;" (c) operate, maintain, conserve, and develop the potable water and sewage systems; (d) issue, control and collect the accounts for the services to be provided.

CLAUSE FOUR. QUALITY OF SERVICE

The service must be performed in strict conformity with the legislative rules that regulate the basic sanitation sector, in particular with regard to the potability of

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the water for the public water supply, according to the standard established in
Ministry of Health Regulation No. 56-BSB, as well as the laws defined by resolutions of the National Council on the Environment - CONAMA, the National Health Code, the State Sanitary Code and related municipal legislation.

ss. 1. Water and sewer service must be provided to all properties with buildings in the territory of the GRANTOR, in which the service may be available.

ss. 2. The Municipal Sanitary Inspector, at the request of the GRANTEE, will notify the owner or tenant of the property for the purpose of complying with the provisions of ss. 1 of this Clause.

CLAUSE FIVE. RATES

The GRANTEE is authorized to set rates that will permit the equitable return of the investment, the improvement and expansion of the services, and assure the economic and financial equilibrium of the system being operated, after a hearing of the Municipal Council of Users of the respective service.

ss. 1. The cost of rates for the service will depend upon the service plan.

ss. 2. The rate that is set must guarantee the economic-financial equilibrium of the agreement and the preservation of the social aspects of the respective services, in such a manner that it is possible to provide adequate attention to users who consume less, based on a minimum rate.

ss. 3. The cost of the services that is to be calculated in the determination of the rates must be the minimum necessary for the adequate operation of the systems by the GRANTEE and for its own economic-financial viability.

ss. 4. The cost of the services includes:
      (a) Operating expenses;
      (b) Depreciation allowances, provisions for bad debts, and amortization of costs;
      (c) Recuperation of the investment.

CLAUSE SIX. INCIDENCE, READJUSTMENT AND REVISION OF RATES

The water supply and sewage services that are provided or made available by the GRANTEE will be remunerated by means of rates," which must cover, at a minimum, the costs of operation and maintenance, depreciation allowances, provisions for bad debts, amortization of costs and recovery of the investment.

ss. 1. The rates will be readjusted one time annually, with a proposal from the GRANTEE, for the purpose of guaranteeing the economic-financial equilibrium of the agreement.


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ss. 2. The rates will also be revised upon the occurrence of any event that might affect the equilibrium of the contract, such as an increase in the costs of services, the creation or alteration of any taxes or legal fees, the standardization of the rates or their readjustment.

ss. 3. If any unilateral alteration occurs that might affect the initial economic-financial equilibrium of the agreement, the GRANTEE must renew it, concomitantly with the alteration.

ss. 4. At the opinion of the Municipal Council of Users on the selling of the rates, the GRANTOR must provide, as a budget item, a subsidy to the GRANTEE, for the purpose of maintaining affordable rates.

ss. 5. The setting of the rates and their revision or readjustment will be performed with the authorization of the appropriate state authority, at the proposal of the GRANTEE, after a hearing of the Municipal Council of Users, in accordance with current legislation.

CLAUSE SEVEN. DIFFERENTIAL RATES

Rates may differ on the basis of the technical characteristics or the specific costs related to the provision of service to the various user segments.

ss. 1. Depending on the Rate Policy adopted by the GRANTEE, the rate structure will be adjusted for five (5) segments or categories of users: Residential, Commercial, Industrial, Public and Public Utility.

ss. 2. For the rates for water, sewage and services, the constant prices appearing in the Price Table attached to State Act No. __ of __/__/9_ will be in effect.

ss. 3. The minimum rate will be at least 10 cubic meters of water consumption per month per household for the user category referred to in ss. 1 of this Clause.

CLAUSE EIGHT. RIGHTS AND OBLIGATIONS.

OF THE GRANTOR:
      I. Permanent supervision of the provision of services through the Municipal Council of Users;
      II. Comply with and enforce compliance with the regulatory provisions expressed in State Act No. 3926/88 and the Clauses of this Agreement;
      III. Monitor the quality of service, and receive and process user complaints about the GRANTEE so that the latter may resolve the problems;
      IV. Rescind and declare the Agreement to be terminated as provided in Articles 37 and 38 of Law No. 8987/95.


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OF THE GRANTEE:

      I. Provide adequate service, in the manner set forth by law and in this Agreement;
      II. Keep an updated inventory or record of the goods belonging to the concession;
      III. Provide information on the service to the GRANTOR, to the Council and to the users;
      IV.   Comply with and enforce compliance with the regulations for the provision of service and the Clauses of this Agreement;
      V.    Execute expropriations and enforce easements authorized by the
            GRANTOR, as agreed upon in the Appendix to this Agreement;
      VI.   Protect the integrity of the goods connected with the provision of service, and insure them adequately;
      VII. Receive, apply and manage the financial resources necessary for the provision of service;
      VIII. Enter into contracts for the purposes of this Agreement, including the hiring of personnel, with no legal relationship being established between the GRANTOR and the third parties contracted by the GRANTEE.

CLAUSE NINE. THE RIGHTS AND OBLIGATIONS OF THE USERS

      I.    Receive adequate service;
      II. Receive Information from the GRANTOR and the GRANTEE for the defense of individual or collective interest;
      III. Obtain and use the services in accordance with the regulations of the GRANTOR;
      IV. Notify the public authorities and the GRANTEE of any known irregularities in connection with the service provided;
      V. Notify the competent authorities regarding any illegal actions by the GRANTEE in the course of providing the service;
      VI. Assist in the maintenance of the public property through which the services are provided;
      VII. Comply with the provisions of the Service Regulations of the GRANTEE (State Act No. 3926/88) and the basic rules of the service issued by the GRANTEE;
      VIII. Pay bills for this service promptly.

CLAUSE TEN. ADEQUATE SERVICE

Adequate service will mean that which qualifies as regular, continuous, efficient, secure, up to date and generalized.

ss. 1. Being up to date means the modernization of the techniques, equipment and facilities, and their maintenance as well as the improvement and expansion of service.


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ss. 2. When service is interrupted because of an emergency or upon prior notice, it will not be considered discontinuity of service when:
I. It results from technical causes or for the security of the facilities; or
II. It is for the common good, because of non-compliance by the user.

ss. 3. Service will be interrupted if payment of a bill that is due has not been made for more than thirty (30) days, with this non-payment being subject to the other sanctions provided in the Regulations of the GRANTEE.

CLAUSE ELEVEN. PROHIBITION OF FREE SERVICE.

The GRANTEE may not offer its services free of cost.

CLAUSE TWELVE. SUBDIVISION.

Within the city limits, the parceling of land by allotments, subdivision or condominium will only be authorized by the Authorities if they include water and sewer networks, with the projects previously approved by the GRANTEE.

SOLE PARAGRAPH. The owner of the parcel of urban land in any of its forms will transfer to the GRANTEE, without cost, any water and sewer networks established in it, without indemnification from the GRANTOR.

CLAUSE THIRTEEN. REPAIR OF PUBLIC STREETS

The GRANTOR will be liable for the repair of the pavement of streets that are damaged in the performance of the installation, expansion or repair of public networks and building collection points, during the use or shortage of the pledged resources.

ss. 1. The expenses appropriated for the repair of the damaged streets covered by this Clause will be credited to the GRANTOR as part of the financial participation referred to in CLAUSE SEVENTEEN.

ss. 2. It will be the obligation of the GRANTEE to repair the sidewalks, billing the directly affected users for the cost of the repairs.

CLAUSE FOURTEEN. EXPROPRIATION - RIGHT OF WAY

For the purposes of expropriation or the exercise of right of way, the Municipal Authority will declare any property that is needed for the installation or expansion of water and sewer systems, in accordance with the projects approved by the competent authorities, to be of public utility.

ss. 1. The GRANTEE is authorized to initiate the expropriation or acquisition of easements for the purposes set forth in this Clause, being liable for any appropriate indemnifications.


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ss. 2. By agreement, the GRANTOR may assume liability for indemnification. In this case, the provisions of ss. 3 of CLAUSE SEVENTEEN of this Agreement will be applicable.

CLAUSE FIFTEEN. GOODS AND RIGHTS CONNECTED TO THE SERVICE

The Municipal Authority is authorized to transfer to the GRANTEE all those goods and rights connected to the water and sewer services, through the shareholder participation of the GRANTOR in the capital of the GRANTEE, in the amount of verified liquid assets, pursuant to the valuation procedures of Federal Law No. 6404, December 16, 1976.

SOLE PARAGRAPH. For the performance of the services awarded herein, the GRANTEE may use lands in the public domain and establish easements across public roads, routes and highways, in the legally specified manner.

CLAUSE SIXTEEN. TAX EXEMPTION

The GRANTEE will be completely exempt from municipal taxes or duties on its goods and services.

CLAUSE SEVENTEEN. BUDGETARY ALLOTMENTS

The budgetary laws of the GRANTOR for future fiscal periods, as well as the respective investment budgets, will provide for the appropriate and necessary allotments for covering the expenses of the municipal share of the agreement authorized by this Law [sic], which will be set at 25% (twenty five percent) for the systems, according to the life of each investment.

ss. 1. The GRANTOR will share in the costs of expansion, extension, reinforcement and installation of new water supply and sewer systems with a contribution that will be defined in the APPENDIX.

ss. 2. The share of the GRANTOR covered in this Clause will be concomitant with the payment of expenses by the GRANTEE, starting with the initiation of the expansion or improvement projects.

ss. 3. The share covered in ss. 2 will be in the form of money, services and/or assets and rights, with the contributions being converted into preferential shares in the capital of the GRANTEE, pursuant to Article 5 of the Municipal Concessions Law, in an amount that does not make the installation of the system economically unfeasible.

CLAUSE EIGHTEEN. NEW PROJECTS - PARTICIPATION

It will be incumbent upon the GRANTEE to negotiate, as a priority, with the appropriate entities for the acquisition of the financing necessary for the performance of the water supply and sewer projects and services, with no liability for these loans being imputable to the GRANTOR.


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CLAUSE NINETEEN. SUBROGATION OF RIGHTS AND OBLIGATIONS

The GRANTOR accepts and subrogates itself in the rights and obligations of the original agreement signed between the City of _____ and the GRANTEE.

CLAUSE TWENTY. PUBLIC RESTROOMS AND FOUNTAINS

The GRANTOR will be liable for payment of rates on public restrooms, fountains and spigots and branches of the sewer system used by the GRANTOR or that are its responsibility.

CLAUSE TWENTY-ONE. INTERRUPTION OF SERVICE BECAUSE OF ACTS OF GOD

The GRANTEE will not be liable for interruption of water and sewer services resulting from Acts of God, such as strikes, floods, accidents, fires, civil unrest, wars, etc.

CLAUSE TWENTY-TWO. STUDIES AND PLANS FOR PROJECTS

As part of its operating plan, the GRANTEE will perform ongoing studies regarding the improvement and planning of the installation projects and the expansion of the public services that it has been awarded, and may therefore sign agreements with the GRANTOR under the terms of Article ___ of the Municipal Concessions Law (__/__).

CLAUSE TWENTY-THREE. EXPLANATIONS TO THE MUNICIPAL COUNCIL OF USERS

Whenever it deems necessary, the GRANTOR, acting on its own or through the Municipal Council of Users, may request explanations regarding the operating plan being used in the area served by the GRANTEE, and about the rates in effect.

CLAUSE TWENTY-FOUR. SEIZURE OF WELLS

Within the urban limits, the GRANTEE may take over the operation of artesian wells, reservoirs and cisterns within the area supplied by the public water distribution system, being permitted to close and seal the aforementioned supply sources, with the owners or users having no right to demand indemnification.

ss. 1. The provisions of this Clause will only be applicable when the system operated by the GRANTEE has achieved the technical capacity to provide services to the users who are supplied by private wells.

ss. 2. Already existing artesian wells/reservoirs and cisterns may continue to be used freely provided there are no hygiene and health objections.


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ss. 3. Rural areas and industrial districts are not affected by the aforementioned grant of exclusivity of service defined in Clause One of this Agreement.

CLAUSE TWENTY-FIVE. EXTENSION

This Agreement may be extended or renewed at the agreement of the parties, to be executed in a formal act, adjusted and signed before the termination of the concession period, which is expected to be ________.

CLAUSE TWENTY-SIX. TERMINATION

This Agreement may be terminated by:
I. The end of contractual term;
II. An agreement between the parties;
III. A serious violation, heard in a regular administrative proceeding;
IV. A judicial decision issued in a court.

SOLE PARAGRAPH. When the Agreement is declared to be terminated, in any form, the GRANTEE will continue to manage and operate the systems up to the effective date of transfer to its successor, and the rights of the GRANTEE will be respected and any existing credits and debits will be settled.

CLAUSE TWENTY-SEVEN. THE EFFECTS OF TERMINATION

After the termination, the GRANTOR will remain liable for the indemnification of assets and rights before public institutions, local governments, in any court or tribunal, claimed by third parties of any kind, physical or legal, service providers or not, of water supply and sewage collection systems.

CLAUSE TWENTY-EIGHT. REVERSION

If the concession period is not extended or upon termination of this Agreement, the property of the water and sewer systems will revert to the possession of the GRANTOR, in accordance with the By Laws of the GRANTEE, and the GRANTOR will also assume liability for the payment of any financial commitments existing on the date of transfer of the property, and indemnify the GRANTEE for the investments, at their original book value, that exceed the stake of the GRANTOR and were not amortized during the life of the Agreement.

SOLE PARAGRAPH. Any movable or immovable assets intended for the management of the GRANTEE and that were not acquired as a result of this Agreement are excluded from reversion.

CLAUSE TWENTY-NINE. TERM

This Agreement will become effective at the time of its signing, ratifying all the terms and conditions of the original agreement signed with the City of ____ which are not altered by this present instrument.


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CLAUSE THIRTY. JURISDICTION

The jurisdiction of the District of Curitiba, Capital of the State, is chosen for the resolution of all judicial matters arising from this instrument, with the parties expressly renouncing any other forum, regardless of its privileged status. For full legal efficacy, the parties date and sign this Agreement in three copies equal in form and tenor, in the presence of the witnesses.

Curitiba

GENERAL DIRECTOR                        MAYOR, CITY OF _______________

DIRECTOR OF OPERATIONS

WITNESSES: ______________               ______________


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